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                       3COM CORPORATION, as successor to
                           U.S. Robotics Corporation


                    ---------------------------------------


            SECOND AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENTS


                           Dated as of July 31, 1999

                                       to

                      Amended and Restated Note Agreements
                           Dated as of March 1, 1995


                    ---------------------------------------


                      Re:  $60,000,000 7.52% Senior Notes
                               Due June 30, 2001


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

           SECOND AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENTS


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENTS dated as of July 31, 1999 (the or this "AMENDMENT") to the Amended and Restated Note Agreements dated as of March 1, 1995 (the "NOTE AGREEMENT") is among 3Com Corporation, a Delaware corporation (the "COMPANY"), The Northwestern Mutual Life Insurance Company ("NORTHWESTERN MUTUAL"), Metropolitan Life Insurance Company ("METLIFE") and Metropolitan Property and Casualty Insurance Company ("MET PROPERTY") (Northwestern Mutual, MetLife and Met Property are hereinafter collectively referred to as the "NOTEHOLDERS").

                                   RECITALS:

     WHEREAS, U.S. Robotics Corporation, a Delaware corporation ("USR") entered into those separate Amended and Restated Note Agreements, each dated as of March 1, 1995 (the "NOTE AGREEMENTS"), with each of the Purchasers, respectively, pursuant to which USR issued to such Purchasers its Amended and Restated 7.52% Senior Notes, due June 30, 2001, in the aggregate principal amount of $60,000,000 (the "NOTES"); and

     WHEREAS, the Company became the successor by merger to USR on June 12, 1997; and

     WHEREAS, pursuant to an Assignment and Assumption Agreement (the "ASSUMPTION AGREEMENT") dated as of June 12, 1997, the parties effected the assignment by USR to the Company and the assumption by the Company of all the right, title, obligations and interest of USR in, to and under the Note Agreements and the Notes; and

     WHEREAS, the Company and the Noteholders executed the Amendment (the "FIRST AMENDMENT") to Amended and Restated Note Agreements dated as of May 28, 1999, which amended Section 5.10(a) of the Note Agreements (the Note Agreements, as amended by the First Amendment, is hereinafter referred to as the "AMENDED NOTE AGREEMENTS"); and

     WHEREAS, the Company and the Noteholders now wish to further amend the Note Agreements as hereinafter set forth; and

     WHEREAS, capitalized terms used herein which are not defined herein shall have the meanings given to them in the Amended Note Agreements; and

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the Amendment set forth in Section 3.1 hereof, and in


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consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

     1.1. Section 5.6 of the Amended Note Agreements shall be and is hereby amended in its entirety to read as follows:

           "The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than the sum of (a) $1,713,559,000 PLUS (b) the aggregate of 50% of positive Consolidated Net Income computed on a cumulative basis from and after March 1, 1999 to the end of the most recently completed fiscal quarter (PROVIDED that for purposes of the foregoing calculation, Consolidated Net Income shall be deemed to be zero for any period for which Consolidated Net Income is less than or equal to zero) LESS (c) (without duplication) 100% of restructuring and acquisition charges related to Acquisitions permitted hereunder (if they are expensed in the same fiscal quarter as such Acquisition is completed) on and after February 26, 1999."

     1.2. Section 5.7 of the Amended Note Agreements shall be and is hereby amended in its entirety to read as follows:

           "INTEREST COVERAGE RATIO AND QUICK RATIO. The Company will at all times keep and maintain (a) the ratio of EBIT to Interest Expense determined at the end of each fiscal quarter for the period of the most recently completed four consecutive fiscal quarters at not less than 3.25 to 1.0 and (b) the ratio of Quick Assets of the Company and its Subsidiaries (determined on a consolidated basis) to the sum of Current Liabilities of the Company and its Subsidiaries (determined on a consolidated basis) at not less than 1.00 to 1.00.

           As used in Section 5.7(b):

           "Current Liabilities" means all liabilities of the Company and its Subsidiaries treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and
           (b) installment and


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           sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such entity to a date more than one year from the date of determination.

           "Long-Term Investments" means those investments described below (to the extent that they are not classified as short term investments in accordance with GAAP), provided that such investments shall have maturities of not longer than two years, and are rated not less than A- by Standard & Poor's Corporation or less than A by Moody's Investors Service, Inc.:

                 (1) securities issued or fully guaranteed or fully insured by the United States government or any agency thereof and backed by the full faith and credit of the United States;

                 (2) certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, or banker's acceptances that are issued by either one of the 50 largest (in assets) banks in the United States or by one of the 100 largest (in assets) banks in the world; and

                 (3) municipal notes and bonds.

           "Quick Assets" means the sum (without duplication of any item) of unencumbered cash plus other unencumbered marketable securities which are classified as short term investments according to GAAP, plus the fair market value of unencumbered Long-Term Investments, plus unencumbered current net accounts receivable. For purposes of determining Quick Assets, assets will be deemed to be "unencumbered" if they are actually unencumbered or if they are encumbered only by Liens, from which, at the time of the applicable determination of Quick Assets, the Company or its Subsidiary, as applicable, is entitled to a release of such assets upon no more than ninety days' notice, without any payment (other than the payment of ministerial fees and costs), without subjecting other assets to any Lien and without otherwise satisfying any condition that is beyond such entity's control and ability.


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

     1.3. Section 5.8, subclause (b), of the Amended Note Agreements shall be and is hereby amended in its entirety to read as follows: "The Company will not at any time permit the aggregate of (1) Consolidated Funded Debt and (2) all obligations, contingent or otherwise, under Puts and Calls, to exceed an amount equal to 35% of Consolidated Total Capitalization."

     1.4. Section 5.10, subclause (a)(2), of the Amended Note Agreements shall be and is hereby amended by deleting the following phrase therefrom: "any shares of its capital stock of any class or".

     1.5. Section 5.10, subclause (a)(3), of the Amended Note Agreements shall be and is hereby amended by the addition of the following parenthetical phrase after the word "stock": "(it being understood that, subject to Section 5.8(b) hereof with respect to Puts and Calls, nothing in this Section 5.10 is intended to prevent the purchase, redemption or retirement by the Company, directly or indirectly, or through any Subsidiary, or through any Affiliate of the Company, of its capital stock of any class, so long as no Default or Event of Default hereunder shall be in existence hereunder or result therefrom)."

     1.6. The penultimate parenthetical phrase in Section 5.10, subclause (a) of the Amended Notes Agreements shall be and is hereby amended by the deletion of the words "capital stock and" therefrom.

     1.7. Section 5.11, subclause (d), of the Amended Note Agreements shall be and is hereby amended by deleting the number "10%" and replacing it with the number "15%".

     1.8. Section 5.12, subclause (b)(2)(i), of the Amended Note Agreements shall be and is hereby amended by deleting the number "10%" and replacing it with the number "20%".

     1.9. Section 8.1 of the Amended Note Agreement shall be and hereby is amended by the addition of the following definitions:

               "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.


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               "PERMITTED INVESTMENTS" shall mean any investment by the
           Company or any Subsidiary complying with the Cash Investment Policy established and approved by the board of directors of the Company on September 24, 1998, a copy of which is set forth on
           Schedule IV hereto, or any other Cash Investment Policy which has been provided to the Noteholders accompanied by a certificate with respect thereto of a Responsible Officer that said replacement policy has been established and approved by the board of directors of the Company to replace such policy.

               "PUTS AND CALLS" shall mean arrangements whereby (i) a holder of the Company's capital stock may require the Company or any of its Subsidiaries or Affiliates to purchase from such holder the Company's stock at the option of such holder and/or
           (ii) the Company or any of its Subsidiaries or Affiliates may require a holder of its capital stock to sell such stock to the Company or any of its Subsidiaries or Affiliates at its option.

     1.10. The contents of Schedule IV to the Amended Note Agreements shall be and hereby is replaced in its entirety by the contents of Schedule 1 hereto.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

     2.1. To induce the Noteholders to execute and deliver this Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this Amendment) that:

           (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

           (b) the Amended Note Agreements, as amended by this Amendment, constitute the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;


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

           (c) the execution, delivery and performance by the Company of this Amendment (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, (B) violate or require any consent under or with respect to any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Credit Agreement dated as of December 20, 1996, as amended, among the Company, Bank of America National Trust and Savings Association, and the other financial institutions party thereto (the "Bank Agreement"), or (C) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, including the Bank Agreement;

           (d) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default (as defined in the Amended Note Agreements) has occurred which is continuing;

           (e) since February 26, 1999, there has been no material adverse change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary; and

           (f) all the representations, warranties and covenants contained in
     Section 3 of the Assumption Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

SECTION 3.  CONDITIONS PRECEDENT; MISCELLANEOUS.

     3.1. This Amendment shall not become effective until each and every one of the following conditions shall have been satisfied:

           (a) executed counterparts of this Amendment, duly executed by the Company and the holders of at least 51%% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

           (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by its Secretary or an Assistant Secretary; and


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

           (c) each of the Noteholders shall have received payment in full of their pro rata portion of the $30,000 aggregate fee due and payable upon execution hereof pursuant to the Fee Schedule dated May 28, 1999 among the Company and the Noteholders.

     Upon receipt of all of the foregoing, this Amendment shall become effective as of July 31, 1999.

     3.2. This Amendment shall be construed in connection with and as part of the Amended Note Agreements, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Amended Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

     3.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Amended Note Agreements without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

     3.4. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     3.5. This Amendment shall be governed by and construed in accordance with Illinois law.

     3.6. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


                                       3COM CORPORATION


                                       By:____________________________________
                                       Its ___________________________________


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Accepted and Agreed to
as of July 31, 1999.


                                       THE NORTHWESTERN MUTUAL
                                       LIFE INSURANCE COMPANY


                                       By:____________________________________
                                       Its ___________________________________


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Accepted and Agreed to
as of July 31, 1999.


                                       METROPOLITAN LIFE INSURANCE COMPANY


                                       By:____________________________________
                                       Its ___________________________________


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

Accepted and Agreed to
as of July 31, 1999.


                                       METROPOLITAN PROPERTY AND
                                       CASUALTY INSURANCE COMPANY


                                       By:____________________________________
                                       Its ___________________________________


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